EXHIBIT 11





                                                                           FISCAL YEAR ENDED DECEMBER
                                                      ----------------------------------------------------------------
                                                             1993                    1994                 1995
                                                      -------------------     ------------------    ------------------
                                                                    Fully                  Fully                 Fully
                                                       Primary     Diluted     Primary    Diluted    Primary    Diluted
                                                       -------     -------     -------    -------    -------    -------
Income applicable to Common Stock                         $972        $972      $1,866     $1,866     $2,196     $2,196
Accretion to redemption value of warrants                 (230)       (230)       (250)      (250)      (900)      (900)
                                                      --------    --------    --------    -------    -------    -------
Net income available to Common Stockholders               $742        $742      $1,616     $1,616     $1,296     $1,296
                                                      ========    ========    ========    =======    =======    =======

Average number of common shares outstanding(1)       2,048,200   2,048,200   2,048,200  2,048,200  2,048,200  2,048,200
Average convertible Preferred shares outstanding(2)    538,708     538,708     718,244    718,244    884,034    884,034

Assumed Conversion of:
     $4.93 Warrants                                         --          --     125,866    179,702    193,394    211,588
     $ .01 Warrants                                    500,589     500,589     333,837    333,884    166,959    166,959
     $4.93 Options                                          --          --       4,566      6,519      7,906      8,650
     $6.43 Options                                          --          --          --         --      6,796     10,441
     $7.14 Options                                          --          --          --         --         --         --


                                                    --------------------------------------------------------------------
                                                     3,087,497   3,087,497   3,230,713  3,286,549  3,307,289  3,329,902
                                                    ==========   =========   =========  =========  =========  =========

Earnings per Share                                       $0.24       $0.24       $0.50      $0.49      $0.39      $0.39
                                                    ==========   =========  ==========  =========  =========  =========

                                                                 THREE MONTHS ENDED
                                                           -----------------------------
                                                         MARCH 29, 1995          MARCH 27, 1996
                                                       ------------------      -----------------
                                                                    Fully                  Fully
                                                       Primary     Diluted     Primary    Diluted
                                                       -------     -------     -------    -------
Income Applicable to Common Stock                         $208        $208        $259       $259
Accretion to redemption value of warrants                  (72)        (72)     (1,040)    (1,040)
                                                      --------    --------     -------    -------

Net income (loss) available to Common Stockholders        $136        $136       $(781)     $(781)
                                                      ========   =========    ========    =======
Average number of common shares outstanding(1)
Average convertible Preferred shares outstanding(2)  2,048,200   2,048,200   2,048,200  2,048,200
                                                       718,244     718,244     939,297    939,297
Assumed Conversion of:
     $4.93 Warrants
     $ .01 Warrants                                    195,785     211,016     364,755    442,870
     $4.93 Options                                     166,949     166,956          --         --
     $6.43 Options                                       7,102       7,655      14,911     18,104
     $7.14 Options                                       2,859       5,567      41,126     56,775
                                                            --          --          --      5,145


                                                     --------------------------------------------
                                                     3,139,139   3,157,638   3,408,289  3,510,391
                                                     =========   =========   =========  =========

Earnings per Share                                       $0.04       $0.04      $(0.23)    $(0.22)
                                                     =========   =========   =========  =========










- --------------------
(1) Share and per share amounts have been restated to reflect the 7-for-1 stock split in the form of a stock dividend.
(2)   Convertible preferred shares represent a common stock equivalent.